PRELIMINARY — SUBJECT TO COMPLETION

     TRANSATLANTIC HOLDINGS, INC.
Admission Ticket
Electronic Voting Instructions
You can grant a proxy by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two methods outlined below to grant a proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on [date].

Grant a proxy by Internet

•	Log on to the Internet and go to
http://proxy.georgeson.com/

•	Follow the steps outlined on the secured website.

Grant a proxy by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT GRANTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

■	Proposals — Our Board of Directors unanimously recommends shareholders vote FOR Items 1, 2 and 3.

1.	To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of June 12, 2011, as it may be amended from time to time (the “merger agreement”), by and among Allied World Assurance Company Holdings, AG (“Allied World”), Transatlantic and GO Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Allied World.	For ☐	Against ☐	Abstain ☐	2.	To consider and vote upon the proposal to adjourn the Transatlantic Special Shareholder Meeting if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.	For ☐	Against ☐	Abstain ☐

3.	To consider and vote on a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Transatlantic’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.	For ☐	Against ☐	Abstain ☐

■	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

■	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name below. When signing as attorney, administrator, executor, guardian or trustee, please give title as such. Joint owners should each sign. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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015C2F

PRELIMINARY — SUBJECT TO COMPLETION
TRANSATLANTIC HOLDINGS, INC.
ADMISSION CARD
Special Meeting of Stockholders
[day], [date], [8:00] a.m.
[Location Name]
[Location Address]
[                            ]
Upon arrival, please present this admission ticket and photo identification at the registration desk.
ADMISSION MAY BE DENIED WITHOUT A TICKET.
     IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — TRANSATLANTIC HOLDINGS, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS OF TRANSATLANTIC HOLDINGS, INC.
PLEASE SIGN AND RETURN IMMEDIATELY
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Robert F. Orlich and Richard S. Press and each of them with full power to act as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of Transatlantic Holdings, Inc. (the “Company”) the undersigned would be entitled to vote, at the Special Meeting of Stockholders to be held on [day, date, time and location], or any postponements, continuations and adjournments thereof, as indicated with respect to the proposals on the reverse side and, in their discretion, upon all other matters that may properly come before the meeting.
The Board of Directors unanimously recommends a vote “FOR” Items 1, 2 and 3 described on the reverse side. This proxy, when properly signed, will be voted in the manner directed herein by the undersigned. If no directions are given, the shares represented by this proxy will be voted “FOR” the proposal to adopt the Agreement and Plan of Merger in Item 1, “FOR” the proposal to adjourn the Transatlantic Special Shareholder Meeting in Item 2, “FOR” the advisory proposal to approve the compensation that may be paid or become payable to Transatlantic’s named executive officers in connection with the merger in Item 3, and in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in accordance with the discretion of the persons named as proxies herein on any other matters that may properly come before the Special Meeting.
The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.
Please execute this Proxy whether or not you plan to attend in person, and return the Proxy promptly in the envelope provided so that your shares will be represented at the Special Meeting.
In giving this Proxy, I understand that I may personally vote my shares if I attend the Special Meeting, notwithstanding that I have previously executed and returned the Proxy to the Company.